Exhibit 99.1

PokerTek Reports Fourth Quarter and Full Year 2012 Financial Results

Recurring Revenue Growth Accelerated in the Second Half of 2012
Second Consecutive Year of Positive EBITDAS
Nearing EPS profitability

Financial Highlights:

Results strengthening on second-half revenue growth and expense management
•	Recurring revenue increased 41% sequentially from Q2 2012 to Q4 2012
•	Gross Margins at 70%
•	Operating expenses decreased 26% for the year and 18% for the quarter
•	Net loss from continuing operations improved 48% for the year and 57% for the quarter
•	Positive EBITDAS for second consecutive year

MATTHEWS, NC – March 7, 2013—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the fourth quarter and full year ended December 31, 2012.

“Business momentum and recurring revenue trends strengthened significantly in the second half of the year,” commented Mark Roberson, Chief Executive Officer. “We increased our penetration in the United States and Canada and also began our re-entry into Mexico, driving a 41% sequential increase in recurring revenue over the past six months. Compared to prior year, fourth quarter operating results improved 57%, bringing PokerTek to within 2 cents of EPS profitability in the fourth quarter.

“Entering 2013, our growth plans include entering several new markets including Macau, Colombia, Uruguay and Peru, while also expanding our current presence in the United States, Canada and Mexico. Building on our momentum from 2012, we are well positioned to deliver recurring revenue and earnings growth in 2013.”

Financial Summary

Revenue from North America increased with new installations in Canada and the United States in the second half of 2012. However, revenue comparisons to prior year were impacted by several factors, including the timing of our reentry in Mexico, a trend of declining economic conditions in Eastern Europe, and a shift in our revenue mix from hardware sales to more recurring revenue in 2012. As a result, total annual revenue was $5.2 million in 2012 compared to $6.5 million in 2011, a reduction of 20.3%. For the fourth quarter, total revenue was $1.3 million for both 2012 and 2011.

Revenue from license and service fees increased $0.2 million for the fourth quarter and decreased $0.6 million on an annual basis, compared to the respective periods in 2011 for the reasons noted above. On a sequential basis, revenue from license and service fees increased 41% from June 2012 as recent installations began contributing recurring revenue.

Revenue from sales of systems and equipment decreased $0.1 million for the fourth quarter and $0.7 million on an annual basis, compared to the respective periods in 2011. In 2012, our revenue was more heavily weighted towards recurring revenue license and service fees, whereas the prior year was more heavily weighted towards sales of systems and equipment. The change in sales mix creates unfavorable total revenue comparisons to prior year, but also represents an increase in the base of recurring revenue carrying forward to 2013.

Gross profit was $0.9 million for the both fourth quarter of 2012 and 2011. Gross profit margins were essentially flat in the fourth quarter of 2012 compared to 2011 at approximately 70%. Gross profit was $3.8 million in 2012 compared to $4.6 million in 2011, a reduction of $0.8 million, or 17.5%. Gross profit margins increased to 72.6% in 2012 compared to 70.1% in 2011. On an annual basis, gross profit margins improved primarily due to changes in sales mix which are more heavily weighted to higher margin recurring revenue, as well as reduced product costs and depreciation.

Operating expenses decreased 18.4% to $1.1 million in the fourth quarter of 2012 from $1.3 million in the same period in 2011. Operating expenses decreased 26.5% to $4.5 million in 2012 from $6.1 million in 2011. We implemented cost reduction initiatives which have streamlined our overhead and reduced spending on personnel, regulatory approvals, and professional fees in both the quarterly and full year periods.

Net loss from continuing operations improved 56.9% to $0.2 million ($0.02 per share) in the fourth quarter of 2012 from $0.4 million ($0.06 per share) in the same period in 2011. Net loss from continuing operations improved 48.4% to $0.8 million ($0.11 per share) in 2012 from $1.6 million ($0.24 per share) in 2011. The improvement in net loss from continuing operations resulted primarily from reductions in operating expenses.

Including the results of discontinued operations, net loss improved 69.0% to $0.2 million ($0.02 per share) for the fourth quarter of 2012 from $0.6 million ($0.08 per share) in the same period in 2011. Net loss improved 56.1% to $0.8 million ($0.10 per share) in 2012 from $1.8 million ($0.27 per share) in 2011.

EBITDAS, a non-GAAP financial measure (described below), was positive $133 thousand for the fourth quarter of 2012, compared to a negative EBITDAS of $45 thousand for the fourth quarter of 2011.  EBTIDAS was positive $423 thousand in 2012 compared to positive $456 thousand in 2011 on an annual basis.

Balance Sheet and Cash Flow Information

The Company’s cash used in continuing operations was $0.8 million for 2012 compared to $0.9 million for 2011.

As of December 31, 2012, the Company’s cash balance was $0.2 million and total debt was $0.3 million. During 2012, total debt was reduced by $0.4 million, or 57%.

Subsequent to the end of year, the Company completed a $0.5 million private placement transaction to provide additional working capital to execute the Company’s growth plans in 2013. The Company also renewed its line of credit with Silicon Valley Bank on March 1, 2013.

Gaming Positions Information

Gaming positions deployed worldwide totaled 2,310 of December 31, 2012 comprised of 2,160 PokerPro® and 150 ProCore™ gaming positions. As of December 31, 2011, 2,028 gaming positions were deployed comprised of 1,944 PokerPro and 84 ProCore™ gaming positions.

During 2012, total gaming positions increased in North America and Mexico and decreased in other international markets. During the fourth quarter, the Company’s removed underperforming leased gaming positions, primarily from Eastern Europe, and also repurchased certain gaming positions which had previously been sold. These activities increase the Company’s available inventory and the Company expects to redeploy those positions in other regions during 2013 to meet anticipated demand and to increase recurring revenue.

Annual Business Outlook

The Company plans to enter several new markets, expand penetration in existing markets and obtain additional regulatory approvals for its products during 2013. Those plans specifically include increasing penetration in the United States, Canada and Mexico, while entering several new markets in South America and Asia with PokerPro, Blackjack Pro™ and EZ Baccarat™.

By executing those plans, the Company expects to build on the momentum from the second half of 2012, increase recurring revenue while maintaining gross margins in the high 60% to low 70% range and controlling expense growth to leverage its operations. As a result, the Company expects its financial results to continue to improve in 2013.

Conference Call

A conference call and webcast will be held on Thursday, March 7, 2013 at 11:00 am EST, for management to discuss the company’s fourth-quarter 2012 performance. Interested parties may listen to and participate in the conference call by dialing 866.202.3048 (U.S./Canada) or +1 617.213.8843 (Other) and entering passcode 30018032. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading "Investors". For those unable to participate in the live call, an archived replay will be made available on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888.286.8010 (U.S./Canada) or +1 617.801.6888 (Other) and entering passcode 45593688.

Use of Non-GAAP Measures
PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net loss from continuing operations to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.
PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.pokertek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

Contact:
Mark Roberson
Chief Executive Officer
PokerTek, Inc.
704.849.0860, x101
investorrelations@pokertek.com

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter ended December 31,
	2012	2011	Change

Revenue
License and service fees	$1,279,148	$1,128,233	13.4%
Sales of systems and equipment	64,433	209,697	-69.3%
Total revenue	1,343,581	1,337,930	0.4%
Cost of revenue	407,180	398,908	2.1%
Gross profit	936,401	939,022	-0.3%
Percentage of Revenue	69.7%	70.2%

Operating expenses:
Selling, general and administrative	861,366	935,699
Research and development	141,781	236,154
Share-based compensation expense	77,347	144,224
Depreciation	2,324	10,393
Total operating expenses	1,082,818	1,326,470	-18.4%
Operating profit (loss)	(146,417)	(387,448)
Interest expense, net	10,934	20,198	-45.9%
Net income (loss) from continuing operations before income taxes	(157,351)	(407,646)
Income tax provision	27,114	20,611	31.6%
Net income (loss) from continuing operations	(184,465)	(428,257)	-56.9%
Income (loss) from discontinued operations	2,150	(159,845)	-101.3%
Net Income (loss)	$(182,315)	$(588,102)	-69.0%

Net income (loss) from continuing operations per common share - basic and diluted	$(0.02)	$(0.06)	-63.3%
Net income (loss) from discontinued operations per common share - basic and diluted	0.00	(0.02)
Net income (loss) per common share - basic and diluted	$(0.02)	$(0.08)	-73.6%
Weighted average common shares outstanding - basic and diluted	8,627,770	7,360,194

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$235,757	$606,229
Accounts receivable, net	794,769	726,520
Inventory	1,342,950	1,762,806
Prepaid expenses and other assets	66,988	147,487
Discontinued operations	-	92,310
Total current assets	2,440,464	3,335,352

Long-term assets:
Gaming systems, net	1,693,051	1,104,333
Property and equipment, net	26,967	38,855
Other assets	171,498	223,333
Total long-term assets	1,891,516	1,366,521
Total assets	$4,331,980	$4,701,873

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$274,609	$321,955
Accrued liabilities	465,300	468,958
Deferred revenue	42,266	281,466
Long-term liability - related party, current portion	104,104	54,952
Long-term debt, current portion	59,571	-
Discontinued operations	-	70,383
Total current liabilities	945,850	1,197,714

Long-term liabilities:
Long-term liability - related party	219,494	268,646
Long-term debt	240,429	700,000
Total long-term liabilities	459,923	968,646
Total liabilities	1,405,773	2,166,360
Commitments and contingencies - see note 16
Common stock subject to rescission	71,183	-
Shareholders' equity
Preferred stock, no par value per share;	-	-
authorized 5,000,000 none issued and outstanding

Common stock, no par value per share; authorized 40,000,000	-	-
shares, issued and outstanding 8,625,498 and 7,490,124 shares at
December 31, 2012 and December 31, 2011, respectively
Additional paid-in capital	49,481,922	48,368,283
Accumulated deficit	(46,626,898)	(45,832,770)
Total shareholders' equity	2,855,024	2,535,513
Total liabilities and shareholders' equity	$4,331,980	$4,701,873

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(794,128)	$(1,810,652)
Net income (loss) from discontinued operations	(52,263)	169,032
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	751,832	1,245,100
Share-based compensation expense	351,996	685,708
Provision for doubtful accounts and other receivables	123,214	308,094
Changes in assets and liabilities:
Accounts and other receivables	(186,382)	73,869
Prepaid expenses and other assets	88,111	200,073
Inventory	419,856	(775,061)
Gaming systems	(1,327,283)	(24,260)
Accounts payable and accrued expenses	20,994	(299,756)
Deferred revenue	(238,817)	(654,377)
Net cash used in operating activities from continuing operations	(842,870)	(882,230)
Net cash provided by operating activities from discontinued operations	68,727	23,944
Net cash used in operating activities	(774,143)	(858,286)

Cash flows from investing activities:
Purchases of property and equipment	(1,378)	(18,925)
Net cash used in investing activities	(1,378)	(18,925)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	405,049	848,054
Repayments of capital lease	-	(30,793)
Net cash provided by financing activities	405,049	817,261
Net increase (decrease) in cash and cash equivalents	(370,472)	(59,950)
Cash and cash equivalents, beginning of year	606,229	666,179
Cash and cash equivalents, end of period	$235,757	$606,229

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$66,587	$82,581
Income taxes	49,645	48,750

Non-cash transactions:
Amortization of commitment fee issued in common stock	$44,223	$45,100
Issuance of common stock for debt cancellation	400,000	100,000
Transfers from inventory to property and equipment	-	9,319

The accompanying notes are an integral part of these consolidated financial statements.

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income (loss) from continuing operations	$(184,465)	$(428,257)	$(846,391)	$(1,641,620)
Interest expense, net	10,934	20,198	69,351	93,844
Income tax provision	27,114	20,611	86,908	50,569
Other taxes	424	4,228	9,474	22,614
Depreciation and amortization	201,715	193,912	751,832	1,245,100
Stock-based compensation expense	77,347	144,224	351,996	685,708
EBITDAS (1)	$133,069	$(45,084)	$423,170	$456,215

(1) EBITDAS is defined as net income (loss) from continuing operations before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.